Exhibit (d)

No.    OFS CREDIT COMPANY INC.    __________ Shares
Incorporated under the Laws of the State of Delaware

Common Stock        Par Value $.001 Per Share
CUSIP

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT ___________________________________________________________________________ IS THE OWNER OF____________________________________________________________________________________________
FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, WITH A PAR VALUE OF $.001 PER SHARE, OF
OFS CREDIT COMPANY INC. (the “Corporation”), transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate if properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: _______________, 2018

__________________________    OFS CREDIT COMPANY INC.    ____________________________
Secretary    CORPORATE SEAL    Chief Executive Officer
2018
DELAWARE
__________________________
Transfer Agent

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM as tenants in common TEN ENT tenants by the entireties JT TEN as joint tenants with right of survivorship and not as tenants in common	Unif Gift Min Act - ________ Custodian ___________ (Cust)(Minor) Under Uniform Gifts to Minors Act: _____________________ (State)

Additional Abbreviations may also be used though not in the above list.

OFS CREDIT COMPANY INC.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Common Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

For Value Received, ___________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________________ Attorney, to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ________________________________                            By:___________________________________________________
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed:

By: __________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S..E.C. RULE 17Ad-15).